THERMACORE INTERNATIONAL, INC.

                 SPECIAL MEETING OF STOCKHOLDERS
                      [_______] [__], 2001


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of THERMACORE INTERNATIONAL, INC., a Pennsylvania corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated [_________] [__], 2001 and the Proxy Statement/Prospectus dated [________] [__], 2001, and revoking all prior proxies, hereby appoints John
P. Molony and James R. Rothenberger each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of THERMACORE INTERNATIONAL, INC. to be held on ______, ________ __, 2001 at 10:00 A.M., local time, at
________, Lancaster, Pennsylvania and at any adjournments or postponements therefor, and to vote and act upon the matters set forth herein in respect of shares of Thermacore common stock and preferred stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present. Each of the matters set forth herein is being proposed by Thermacore.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY
ADJOURNMENT THEREOF.



         (To Be Filled In and Signed on the Other Side)





















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                 THERMACORE INTERNATIONAL, INC.

[X]  Please mark your votes
     as in this example.
                                          FOR     AGAINST    ABSTAIN
1.   Approval and adoption of the         [  ]      [  ]       [  ]
     Agreement and Plan of Merger,
     dated as of December 13, 2000,
     by and between Thermacore
     International, Inc. and Modine
     Manufacturing Company, as more
     fully described in the Proxy
     Statement/Prospectus.

2.   Grant the Thermacore board of        [  ]      [  ]       [  ]
     directors the discretionary
     authority to act upon other
     matters relating to the conduct
     of the special meeting and any
     adjournment or postponement
     thereto.


                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSAL NOS. 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 IF NO SPECIFICATION IS MADE AND WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


                   Attendance of the undersigned at the meeting, or at any adjournment or postponement thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person. If the undersigned hold(s) any of the shares of Thermacore in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.


SIGNATURE  ________________________________ DATE: ______________


SIGNATURE  ________________________________ DATE: ______________
                  (if jointly owned)


Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.


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